UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008
OCEAN POWER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33417	22-2535818

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 730-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 31, 2008, Ocean Power Technologies, Inc. (Nasdaq: OPTT and London Stock Exchange AIM: OPT) (“OPT”) entered into a contract (the “Agreement”) with the Office of Naval Research of the US Navy (the “Navy”). OPT will be eligible to receive $3.0 million under the Agreement.
The Agreement provides that OPT will design and fabricate an enhanced version of its autonomous PowerBuoy® system for use in the Navy’s Deep Water Active Detection System (“DWADS”) program. Under the Agreement, the Navy will ocean test OPT’s autonomous PowerBuoy® system as a power source for the DWADS program, and OPT will support the Navy’s ocean test procedures in the areas of mooring design, at-sea operations and deployment. OPT will also provide data analysis and program management in connection with the DWADS project. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to OPT’s next quarterly report on Form 10-Q for the period ended October 31, 2008.
Item 8.01 Other Events.
On November 5, 2008, OPT issued a press release announcing the Agreement. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release issued by the Company dated November 5, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: November 5, 2008	By:	/s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy
Senior Vice President and Chief Financial Officer